LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A


The following series and classes of Lehman Brothers Institutional Liquidity Funds are subject to this Plan Pursuant to Rule 12b-1, at the fee rates specified:



                                          Fee (as a Percentage of Average
Service Class                             Daily Net Assets of the Series)
-------------                             ------------------------------

      Government Portfolio                   0.15%
      Government Reserves Portfolio          0.15%
      Money Market Portfolio                 0.15%
      Municipal Portfolio                    0.15%
      Prime Portfolio                        0.15%
      Tax-Exempt Portfolio                   0.15%
      Treasury Portfolio                     0.15%
      Treasury Reserves Portfolio            0.15%


                                          Fee (as a Percentage of Average
Premier Class                             Daily Net Assets of the Series)
-------------                             ------------------------------

      Government Portfolio                   0.25%
      Government Reserves Portfolio          0.25%
      Money Market Portfolio                 0.25%
      Municipal Portfolio                    0.25%
      Prime Portfolio                        0.25%
      Tax-Exempt Portfolio                   0.25%
      Treasury Portfolio                     0.25%
      Treasury Reserves Portfolio            0.25%







Dated:  July 29, 2007